Nuveen Core Equity Alpha Fund N-2/A

Exhibit 99.(s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Nuveen Core Equity Alpha Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, $0.01 par value per share	Other(1)	1,528,620	$14.99(1)	$22,914,013.80(1)	0.0001476	$3,382.11
	Other	Rights to purchase Common Shares(2)	—	—	—	—	—	—
Fees Previously Paid	Equity	Common Shares, $0.01 par value per share	Other(3)	70,672	$14.18(3)	$1,002,128.96(3)	0.0001476	$147.91(3)
	Other	Rights to purchase Common Shares(2)	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, $0.01 par value per share	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$23,916,142.76		$3,530.02
	Total Fees Previously Paid							$147.91
	Total Fee Offsets							$2,530.88(5)
	Net Fee Due							$851.23

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Nuveen Core Equity Alpha Fund	N-2	333-228049	October 30, 2018	—	$2,678.79(3)	Equity	Common Shares, $0.01 par value per share	1,599,292	$22,102,215.44	$1.64(3)
Fee Offset Sources	Nuveen Core Equity Alpha Fund	N-2/A	333-228049	—	February 20, 2019	—	Equity	Common Shares, $0.01 par value per share	—	—	$2,678.97(3)
(1)	The Registrant is relying upon Rule 457(c) under the Securities Act of 1933 (“Securities Act”) to calculate the registration fee. The maximum aggregate offering price is estimated solely for purposes of determining the registration fee based on the average of the high and low sales prices of the shares of Common Shares, as reported by the New York Stock Exchange on July 11, 2024, in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.
(2)	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase Common Shares, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.
(3)	The Registrant previously paid $147.91 in filing fees in reliance on Rule 457(c) under the Securities Act in connection with the initial filing of this Registration Statement on May 17, 2024. The maximum aggregate offering price is estimated solely for purposes of determining the registration fee based on the average of the high and low sales prices of the shares of Common Shares, as reported by the New York Stock Exchange on May 14, 2024, in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.
(4)	On October 30, 2018, the Registrant filed an initial Registration Statement (File No. 333-228049) (the “2018 N-2”), which was amended by Pre-Effective Amendment No. 1 on February 20, 2019 (together with the 2018 N-2, the “2019 Registration Statement”), to register 1,600,000 shares of Common Shares in reliance on Rule 457(c) under the Securities Act, with respect to which the Registrant paid filing fees of $2,679.97 (of which $1.64 was paid in the 2018 N-2). The 2019 Registration Statement was declared effective on February 25, 2019. As of the time of this filing, 1,599,292 Common Shares remain unsold from the 2019 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a filing fee credit of $2,678.79, the amount of the prior filing fee attributable to the unsold Common Shares under the 2019 Registration Statement, was available to offset future registration fees. The Registrant claimed $147.91 of such fees to offset the fee due on the initial Registration Statement filed in connection with this offering on May 17, 2024 (File No. 333-279509) (the “Initial Registration Statement”), and has claimed the remainder of such fees ($2,530.88) to offset a portion of the fee due in connection with this filing. In accordance with the Notes to Instruction 3.C.i. to Form N-2, this statement confirms that the offering of unsold Common Shares previously registered under the 2019 Registration Statement has terminated.
(5)	Excludes $147.91 of fee offsets applied against amounts registered on the Initial Registration Statement.